UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16, 2012

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5th Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2012, the Board of Directors (the “Board”) of Lone Pine Resources Inc. (the “Company”) approved the Company’s 2012 Annual Incentive Plan (the “2012 Plan”), including the performance criteria and specific measures and goals for the Company’s executive officers and all other participants.  The 2012 Plan provides for annual incentive awards determined primarily on the basis of the Company’s results on selected financial and operational performance measures as well as departmental objectives.  Under the 2012 Plan, any incentive rewards will be tied to five performance criteria:

(1)          Working Interest Production (25%).  This metric measures working interest production compared to the working interest production guidance range issued by the Company. Working interest production excludes the impact of royalty and other burdens, thus eliminating the impact of changes in commodity prices that influence Canadian royalty calculations. This metric excludes the impact of acquisitions and/or divestitures with associated production.

(2)          Working Interest Cash Costs (15%).  Working Interest Cash Costs is the sum of direct operating expenses and expensed workovers and transportation expense for the Company divided by total working interest production for the Company measured in Mcfe. This calculation excludes ad valorem taxes, production taxes and total expensed general and administrative expenses.

(3)          Bankable Value PV10 (25%).  Bankable Value PV10 is the increase in value associated with the growth of proved developed producing reserves from one year to the next. This measurement is made before tax and is determined using a constant price scenario. The impact of divestitures with production is excluded, while acquisitions are included. The baseline for the calculation of Bankable Value PV10 is the previous year-end PV10 value for the Company’s proved developed producing reserves.

(4)          Departmental Performance Objectives (25%).  This portion of the bonus award is based on reasonably measurable objectives designed specifically for each business unit and corporate department by the Company’s President and Chief Executive Officer, in consultation with the rest of the management team for each department.

(5)          Discretionary Elements (10%).  This portion of the bonus award is discretionary in order to recognize significant achievements that may not be addressed elsewhere in the 2012 Plan.

Each of the performance criteria included in the 2012 Plan is tied to a percentage of the participant’s target bonus, which is expressed as a percentage of a participant’s base salary.  In addition to the target level, the 2012 Plan includes completion percentages for a range of performance levels, starting at a minimum threshold level, which is equal to 50% of the target level, up to an outstanding performance level, which is equal to 200% of the target level.

The 2012 Plan is administered by the Compensation Committee (“Committee”) of the Board and the Company’s President and Chief Executive Officer (for all participant awards other than his own award), although certain administrative aspects of the 2012 Plan will be delegated to the Company’s senior Human Resources representative.  Participation in the 2012 Plan is determined by the Company’s President and Chief Executive Officer.  The Committee is responsible for determining the achievement of any of the completion levels. Any modifications to the 2012 Plan must be approved by the Committee.

The foregoing description of the 2012 Plan is qualified in its entirety by reference to the full text of the 2012 Plan, a copy of which is filed with this Current Report as Exhibit 10.1.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on May 16, 2012. At the Annual Meeting, the Company’s stockholders were requested to (i) elect the three Class I directors to serve until the 2015 Annual Meeting of Stockholders, (ii) approve the Lone Pine Resources Inc. 2012 Employee Stock Purchase Plan, (iii) approve the compensation of the Company’s named executive officers as disclosed in the proxy statement, (iv) approve holding a stockholder advisory vote on executive compensation either once every year, once every two years or once every three years and (v) ratify the appointment by the Audit and Reserves Committee of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.  Each of these items is more fully described in the Company’s proxy statement filed on April 3, 2012.

The results of the matters voted upon at the Annual Meeting were as follows:

Proposal No. 1 — Election of Class I Directors. The election of each Class I director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Dale J. Hohm	62,463,324	4,127,577	11,053,445
Loyola G. Keough	58,266,564	8,324,337	11,053,445
Donald McKenzie	62,468,216	4,122,685	11,053,445

Proposal No. 2 — Approval of the Lone Pine Resources Inc. 2012 Employee Stock Purchase Plan. The Lone Pine Resources Inc. 2012 Employee Stock Purchase Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
66,078,211	346,710	165,980	11,053,445

Proposal No. 3 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The compensation of the Company’s named executive officers was approved on an advisory basis as follows:

For	Against	Abstain	Broker Non-Votes
62,365,698	3,916,540	308,663	11,053,445

Proposal No. 4 — Approval, on an Advisory Basis, of the Frequency of the Stockholder Vote on the Compensation of the Company’s Named Executive Officers. The holding of the advisory vote on the compensation of the Company’s named executive officers either once every year, once every two years or once every three years was approved on an advisory basis as follows:

One Year	Two Years	Three Years	Abstain
55,614,144	158,514	10,679,300	138,943

A majority of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation once every year. In line with this recommendation by our stockholders, the Board has decided to include an advisory stockholder vote on executive compensation in its proxy materials once every year, until the next stockholder advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.

Proposal No. 5 — Ratification of the Selection of Ernst & Young LLP. The ratification of the selection of Ernst & Young LLP was approved as follows:

For	Against	Abstain
77,481,663	127,386	35,297

Item 9.01.  Submission of Matters to a Vote of Security Holders.

(d) Exhibits

Exhibit No.	Description

10.1	Lone Pine Resources Inc. 2012 Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2012

LONE PINE RESOURCES INC.
(Registrant)

	By:	/s/ CHARLES R. KRAUS
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lone Pine Resources Inc. 2012 Annual Incentive Plan